Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-2 of our report dated January 10, 2025, relating to the financial statements of The Pop Venture Fund as of January 03, 2025, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ Cohen & Company, Ltd

Cohen & Company, Ltd.

Cleveland, Ohio

January 22, 2025